Exhibit 3.101

          I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “[Company]”, FILED IN THIS OFFICE ON THE _____ DAY OF ________, A.D. ____, AT ____ O’CLOCK _._.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State
AUTHENTICATION:
You may verify this certificate online at corp. delaware.gov/authver.shtml	DATE:

State of Delaware
Secretary of State
Division of Corporations
Delivered
FILED
FILE

CERTIFICATE OF FORMATION
OF
[Company]

          This Certificate of Formation of [Company], dated as of [Date], is being duly executed and filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act, (6 De1.C. §§ 18-101, et seq.)

          FIRST.            The name of the limited liability company formed hereby is [Company].

          SECOND.      The address of its registered office in the State of Delaware is c/o The Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware, 19801. The name of its registered agent at such address is The Corporation Trust Company.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

/s/ Mark E. Derwent
Mark E. Derwent
Authorized Person